EXHIBIT 10.2

____________ ___, 2005

Phoenix India Acquisition Corp.
711 Fifth Avenue, Suite 401
New York, NY 10022
Attn: Ramesh Akella

Rodman & Renshaw, LLC
330 Madison Avenue
New York, New York 10017
Attn: Thomas Pinou, CFO
Re:	Initial Public Offering

Gentlemen:

The undersigned stockholder of Phoenix India Acquisition Corp. (“Company”), in consideration of Rodman & Renshaw, LLC (“Rodman”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 10 hereof):

1.  If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares and IPO Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

2.  In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. In such event, the undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Fund (as defined in the Letter of Intent) as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

Phoenix India Acquisition Corp.
Rodman & Renshaw, LLC
______ __, 2005

3.  In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, those opportunities to acquire an operating business the undersigned reasonably believes are suitable for the Company, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

4.  The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Rodman that the business combination is fair to the Company’s stockholders from a financial perspective.

5.  Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any finder’s fee or any other compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that commencing on the effective date, Phoenix Capital Partners, LLC and RKP Capital, Inc. (each, a “Related Party”), shall be entitled to charge the Company up to $7,500 per month to compensate if for the Company’s use of certain administrative services provided by each Related Party. Related Party and the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.  Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.  The undersigned will escrow his Insider Shares and Insider Warrants 12 months from the date of the consummation of a Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8.  The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

9.  The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Rodman and its legal representatives or agents (including any investigative search firm retained by Rodman) any information they may have about the undersigned’s background and finances (“Information”), solely for the purposes of the Company’s IPO. Neither Rodman nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

Phoenix India Acquisition Corp.
Rodman & Renshaw, LLC
______ __, 2005

10.  As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of one or more operating businesses located in India and involved in the knowledge process or business process outsourcing industries selected by the Company; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by the undersigned prior to the IPO; (iv) “Insider Warrants shall mean all warrants to purchase Common Stock of the Company and all shares of Common Stock underlying such warrants, owned by an Insider prior to the IPO; and (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

By:	/s/ Jagan Akella
Jagan Akella

By:	/s/ Sujan Akella
Sujan Akella

By:	/s/ Jacqueline Fernandez
Jacqueline Fernandez

By:	/s/ Rohan Phansalkar
Rohan Phansalkar

By:	/s/ Eva Michalik-Phansalkar
Eva Michalik-Phansalkar

By:	/s/ Rohit Phansalkar
Rohit Phansalkar, on behalf of Noelle Phansalkar-Michalik

By:	/s/ Rohit Phansalkar
Rohit Phansalkar, on behalf of Nishelle Phansalkar-Michalik

THE MORNING TRUST

By:	/s/ Mark M. Christopher
Mark M. Christopher
as Trustee, and not individually

THE SUNRISE TRUST

By:	/s/ Mark M. Christopher
Mark M. Christopher
as Trustee, and not individually

THE LUNA TRUST

By:	/s/ Mark M. Christopher
Mark M. Christopher
as Trustee, and not individually

THE AURORA TRUST

By:	/s/ Mark M. Christopher
Mark M. Christopher
as Trustee, and not individually